Exhibit 31.1

           Servicer's Sarbanes-Oxley Certification (1999 Transactions)

                   BANK OF AMERICA MORTGAGE SECURITIES, INC.,
                       MORTGAGE PASS-THROUGH CERTIFICATES,
                      SERIES SET FORTH ON EXHIBIT I HERETO

      I, Gary K. Bettin, a Senior Vice President of Bank of America, N.A., certify that:

1. I have reviewed the annual reports on Form 10-K for the calendar year 2003 and all monthly current reports on Form 8-K containing a copy of the monthly statement to certificateholders (the "Distribution Date Statements") delivered pursuant to Section 5.04(a) of the Pooling and Servicing Agreements listed on Exhibit I hereto (each, an "Agreement") filed in respect of periods included in the year covered by such annual reports of the trusts (each, a "Trust") formed pursuant to such Agreements;

2. Based on my knowledge, with respect to each Trust, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by such annual report;

3. Based on my knowledge, the distribution or servicing information required to be provided to the trustee by each servicer under each Agreement for inclusion in the related Trust's Distribution Date Statements is included in these reports;

4. I am responsible for reviewing the activities performed by each servicer under each Agreement and based upon my knowledge and the annual compliance review required under each Agreement, and except as disclosed in the reports, each servicer has fulfilled its obligations under each Agreement;

5. The reports disclose all significant deficiencies relating to each servicer's compliance with the minimum servicing standards, based upon the reports provided by each independent public accountant after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure as set forth in the Agreement that is included in these reports; and

6. In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated party: The Bank of New York.


                                             By:    /s/ Gary K. Bettin
                                                -------------------------------
                                                Name:  Gary K. Bettin
                                                Title:    Senior Vice President

                                                                       EXHIBIT I


                         PARTIES                              DATE OF POOLING AGREEMENT             SERIES
=========================================================== =============================== ========================
Bank of America Mortgage Securities, Inc., Bank of          February 23, 1999                       1999-1
America, N.A., BA Mortgage, LLC and The Bank of New York

Bank of America Mortgage Securities, Inc., Bank of          March 25, 1999                          1999-2
America, N.A., BA Mortgage, LLC and The Bank of New York

Bank of America Mortgage Securities, Inc., Bank of          April 27, 1999                          1999-3
America, N.A., BA Mortgage, LLC and The Bank of New York

Bank of America Mortgage Securities, Inc., Bank of          April 27, 1999                          1999-4
America, N.A., BA Mortgage, LLC and The Bank of New York

Bank of America Mortgage Securities, Inc., Bank of          May 25, 1999                            1999-5
America, N.A., BA Mortgage, LLC and The Bank of New York

Bank of America Mortgage Securities, Inc., Bank of          June 24, 1999                           1999-6
America, N.A., BA Mortgage, LLC and The Bank of New York

Bank of America Mortgage Securities, Inc., Bank of          June 24, 1999                           1999-7
America, N.A., BA Mortgage, LLC and The Bank of New York

Bank of America Mortgage Securities, Inc., BA Mortgage,     July 27, 1999                           1999-8
LLC, Bank of America, N.A. and The Bank of New York

Bank of America Mortgage Securities, Inc., BA Mortgage,     August 26, 1999                         1999-9
LLC, Bank of America, N.A. and The Bank of New York

Bank of America Mortgage Securities, Inc., BA Mortgage,     August 26, 1999                         1999-10
LLC, Bank of America, N.A. and The Bank of New York

Bank of America Mortgage Securities, Inc., BA Mortgage,     September 23, 1999                      1999-11
LLC, Bank of America, N.A. and The Bank of New York

Bank of America Mortgage Securities, Inc., BA Mortgage,     November 23, 1999                       1999-12
LLC, Bank of America, N.A. and The Bank of New York